Exhibit 10.49

McDERMOTT INTERNATIONAL, INC.

Summary of

Executive Officer

2011 Base Salary and

Target EICP Compensation

Executive Officer	Base Salary	Target EICP Award (as a % of 2011 base salary earned)
Stephen M. Johnson President and Chief Executive Officer	$950,000	100%

Perry L. Elders Senior Vice President & Chief Financial Officer	$485,000	70%

Gary L. Carlson Senior Vice President, Human Resources	$336,000	60%

Liane K. Hinrichs Senior Vice President, General Counsel & Corporate Secretary	$440,000	60%

John T. Nesser, III Executive Vice President & Chief Operating Officer	$512,508	70%